                                   6% CONVERTIBLE
                            SUBORDINATED NOTES DUE 2005
                            SHELF REGISTRATION AGREEMENT

                             DATED AS OF MARCH 18, 1998

                                    BY AND AMONG

                         HUTCHINSON TECHNOLOGY INCORPORATED

                                        AND

                       NATIONSBANC MONTGOMERY SECURITIES LLC

                                        AND

                        FIRST CHICAGO CAPITAL MARKETS, INC.

          This Shelf Registration Agreement (this "AGREEMENT") is made and entered into as of March 18, 1998, by and among Hutchinson Technology Incorporated, a Minnesota corporation (the "COMPANY"), and NationsBanc Montgomery Securities LLC and First Chicago Capital Markets, Inc. (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Company's 6% Convertible Subordinated Notes due 2005 (the "NOTES") pursuant to the Purchase Agreement (as defined below).

          This Agreement is made pursuant to the Purchase Agreement, dated March 12, 1998 (the "PURCHASE AGREEMENT"), by and among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(i) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them the Indenture, dated March 18, 1998, between the Company and U.S. Bank National Association, as Trustee, relating to the Notes (the "INDENTURE").

          The parties hereby agree as follows:

SECTION 1.  DEFINITIONS

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          AFFILIATE:                    As defined in Rule 144 of the Securities
                                        Act.

          CERTIFICATED SECURITIES:      Definitive Notes, as defined in the
                                        Indenture.

          CLOSING DATE:                 The date hereof.

          COMMON STOCK:                 Common Stock, $.01 par value per share
                                        of the Company.

          COMMISSION:                   The Securities and Exchange Commission.

          EFFECTIVENESS DEADLINE:       As defined in Section 3(a) hereof.

          EXCHANGE ACT:                 The Securities Exchange Act of 1934, as
                                        amended.

          EXEMPT RESALES:               The transactions in which the Initial
                                        Purchasers propose to sell the Notes to
                                        certain "qualified institutional
                                        buyers," as such term is defined in Rule
                                        144A under the Securities Act, to
                                        institutional "accredited investors," as such term is defined in Rule 501(a)(1),
                                        (2), (3) or (7) under the Securities
                                        Act, and
                                          pursuant to Regulation S under the
                                          Securities Act.

          FILING DEADLINE:                As defined in Section 3(a) hereof.

          HOLDERS:                        As defined in Section 2 hereof.

          NOTES: The up to $161,000,000 aggregate principal amount of 6% Convertible Subordinated Notes due 2005 being issued pursuant to the Purchase Agreement.

          OFFERING MEMORANDUM:            The Company's Offering Memorandum
                                          dated March 12, 1998 pertaining to
                                          the offer and sale of the Notes.

          PROSPECTUS:                     The prospectus included in a
                                          Registration Statement at the time
                                          such Registration Statement is
                                          declared effective, as amended or
                                          supplemented by any prospectus
                                          supplement and by all other
                                          amendments thereto, including
                                          post-effective amendments, all
                                          material incorporated by reference
                                          into such Prospectus and any
                                          information previously omitted in
                                          reliance upon Rule 430A of the
                                          Securities Act.


          RECOMMENCEMENT DATE:            As defined in Section 5(c) hereof.

          REGISTRATION DEFAULT:           As defined in Section 4 hereof.

          REGULATION S:                   Regulation S under the Securities
                                          Act.


          RULE 144:                       Rule 144 under the Securities Act.

          SECURITIES ACT:                 The Securities Act of 1933, as
                                          amended.

          SHELF REGISTRATION STATEMENT:   As defined in Section 3 hereof.

          SUSPENSION NOTICE:              As defined in Section 5(c) hereof.

          TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb, as amended, in effect on the date of the Indenture.


          TRANSFER RESTRICTED SECURITIES: The Notes and the shares of Common
                                          Stock into which the Notes are
                                          convertible, upon original issuance
                                          thereof, and at all times subsequent
                                          thereto, until, in the case of any
                                          such Notes or shares of Common Stock,
                                          (a) the date on which such Notes or
                                          shares of Common Stock have been
                                          registered under and disposed of in
                                          accordance with a Shelf Registration
                                          Statement, (b) the date on which such
                                          Notes or shares of Common Stock are
                                          distributed to the public pursuant to
                                          Rule 144 or are salable pursuant to
                                          Rule 144(k) (or, in each case,
                                          similar provisions then in effect)
                                          under the Securities Act and all
                                          legends relating to transfer
                                          restrictions have been removed or (c)
                                          the date on which such Notes or
                                          shares of Common Stock cease to be
                                          outstanding.

SECTION 2.     HOLDERS

          A Person is deemed to be a holder of Transfer Restricted Securities (a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3.     SHELF REGISTRATION

          (a) SHELF REGISTRATION. As soon as practicable after the Closing Date but in no event later than 30 days after the Closing Date (the such 30th day, "FILING DEADLINE"), the Company shall file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT"), relating to all Transfer Restricted Securities, and shall use its best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Closing Date (such 90th day, the "EFFECTIVENESS DEADLINE").

          The Company shall use all commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 3(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 5(a) and (b) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended in the event such Shelf Registration Statement is not available for use as provided in Section 5(b)(i) or Section 3(b)), or such shorter period as will terminate when there cease to be outstanding any Transfer Restricted Securities.

          (b) DELAY OR SUSPENSION OF REGISTRATION. Notwithstanding the provisions of Section 3(a), but subject to compliance with Section 4, the Company may, by delivering written notice to the Holders, prohibit offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement at any time (and the Holders hereby agree not to use any Shelf Registration Statement during such period) if, but only for so long as:

               (i) the Company is in possession of material non-public information relating to the Company and determines, based on the advice of counsel, that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information to the public; and

               (ii) the Company determines in good faith that public disclosure of such material non-public information would not be in the best interests of the Company and its subsidiaries PROVIDED that promptly following the public disclosure by the Company of such material non-public information, or the date that the foregoing provisions are no longer applicable, the suspension of the use of the Shelf Registration Statement shall cease and the Company shall promptly comply with Section 5(b)(ii) hereof and notify the Holders that dispositions of Transfer Restricted Securities may be resumed.

          (c) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. IN ORDER TO FURNISH SUCH INFORMATION, A HOLDER OF TRANSFER RESTRICTED SECURITIES MUST COMPLETE, AND RETURN TO THE COMPANY, THE FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE (THE "NOTICE AND QUESTIONNAIRE") IN THE FORM ATTACHED AS APPENDIX B AND APPENDIX B-1 TO THE OFFERING MEMORANDUM OR OTHERWISE PROVIDE THE COMPANY IN WRITING WITH THE INFORMATION AND UNDERTAKINGS PROVIDED FOR THEREIN. In this regard, the Company covenants to use its best efforts to mail to each Holder of Transfer Restricted Securities as soon as practicable, but in no event later than 20 days prior the filing of the Shelf Registration Statement, a copy of the Notice and Questionnaire, and further covenants to diligently seek to obtain responses thereto. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 4 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 4.     LIQUIDATED DAMAGES

          If (i) the Shelf Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) such Shelf Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline, or (iii) such Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose (other than for a period in the aggregate not to exceed 60 days in any 12-month period during which the Company is complying with the specific provisions of Section 3(b)) without being succeeded immediately by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iii), a "REGISTRATION DEFAULT"), then the Company hereby agrees to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 aggregate principal amount of Transfer Restricted Securities, or, if applicable, an equivalent amount per week per share (subject to adjustment as set forth in the Indenture) of Common Stock representing Transfer Restricted Securities, held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 aggregate principal amount (or, as noted above, an equivalent amount per week per share) of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 aggregate principal amount (or as noted above, an equivalent amount per week per share) of Transfer Restricted Securities; PROVIDED that the Company shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Shelf Registration Statement, in the case of (i) above, (2) upon the effectiveness of the Shelf Registration Statement, in the case of (ii) above, or (3) upon the filing of a post-effective amendment to the Shelf Registration Statement that causes the Shelf Registration Statement to again be declared effective or made usable, in the case of (iii) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), or (iii), as applicable, shall cease.

     All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on semi-annual payment dates that correspond to interest payment dates for the Notes. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such Notes and/or shares of Common Stock cease to be Transfer Restricted Securities shall survive until such time as all such obligations with respect to such Notes and/or shares of Common Stock shall have been satisfied in full.

SECTION 5.     REGISTRATION PROCEDURES

          (a) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 5(b) below and shall use all commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 3(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof (including, without limitation, one or more underwritten offerings) within the time periods and otherwise in accordance with the provisions hereof. The Company shall not be permitted to include in the Shelf Registration Statement any securities other than the Transfer Restricted Securities.

          (b) GENERAL PROVISIONS. In connection with any Shelf Registration Statement and any related Prospectus required by this Agreement, the Company shall:

               (i) use all commercially reasonable efforts to keep such Shelf Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement. Upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for the resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall (except as permitted by Section 3(b)) promptly file an appropriate amendment to such Shelf Registration Statement curing such defect, and, if Commission review is required, use its best efforts to cause such amendment to be declared effective as soon as practicable;

               (ii) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period set forth in Section 3 hereof, cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all Transfer Restricted Securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

              (iii) advise the selling Holders and underwriters, if any, promptly and, if requested by such Persons, confirm such advice in writing,
     (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

               (iv) subject to Section 5(b)(i), and except as permitted by
     Section 3(b),
     if any fact or event contemplated by Section 5(b)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (v) furnish to the Initial Purchasers, each selling Holder named in any Shelf Registration Statement or Prospectus and underwriters, if any, in connection with such sale before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus, which documents (other than any document incorporated or deemed to be incorporated by reference in such Shelf Registration Statement or any supplement filed solely to identify additional selling Holders as contemplated by Section 5(b)(vii) hereof) will be subject to the review and comment of such Persons in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (other than any document that would be incorporated or deemed to be incorporated by reference in such Shelf Registration Statement or any supplement filed solely to identify additional selling Holders as contemplated by Section 5(b)(vii) hereof) to which the Holders of a majority of the Transfer Restricted Securities (determined on a fully converted basis), their counsel, the underwriters or the Initial Purchasers shall reasonably object within five Business Days after the receipt thereof. Any such Person shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act;

               (vi) make available at reasonable times for inspection by the selling Holders and underwriters, if any, and any attorney or accountant retained by such selling Holders, or underwriters, if any, all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such selling Holder, underwriters, if any, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

              (vii) if requested by any selling Holders, or underwriters, if any, in connection with such sale, promptly (subject to Section 3(b)) include in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders or underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such

     Prospectus supplement or post-effective amendment. Without limiting the generality of the foregoing, upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, the Company will, as promptly as practicable, file such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such Holders to deliver such prospectus to purchasers of the previously Transfer Restricted Securities;

             (viii) furnish to each selling Holder and each underwriter, if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

               (ix) deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder and each underwriter, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

               (x) enter into such agreements (including underwriting agreements in form, scope and substance as are customary in underwritten offerings) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any underwriter, if any, or the Holders of a majority of the Transfer Restricted Securities being sold (determined on a fully converted basis) in connection with any sale or resale pursuant to any applicable Shelf Registration Statement and in such connection, the Company shall:

               (A) upon request of the Holders of a majority of the Transfer Restricted Securities (determined on a fully converted basis) or any underwriter, if any, furnish (or in the case of paragraphs (2) and (3) below, use its best efforts to cause to be furnished) to each selling Holder or underwriter, if any, upon the effectiveness of the Shelf Registration Statement:

                    (1) a certificate, dated such date, signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Sections 5(b) and 5(f) of the Purchase Agreement and such other similar matters as the Holders of a majority of the Transfer Restricted Securities (determined on a fully converted basis) may reasonably request;

                    (2) an opinion, dated the date of the effectiveness of the Shelf Registration Statement, of counsel for the Company covering matters similar to those set forth in EXHIBIT A to the Purchase Agreement and such other matters as the Holders of a majority of the Transfer Restricted Securities (determined on a fully converted basis) may reasonably request; and

                    (3) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Sections 5(a) and 5(g) of the Purchase Agreement; and

               (B) deliver such other documents and certificates as may be reasonably requested by the Holders of a majority of the Transfer Restricted Securities (determined on a fully converted basis) being sold and underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the any agreement entered into by the Company pursuant to this clause (x);

               (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as such Persons may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject;

              (xii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

             (xiii) (i) list all Shares of Common Stock covered by such Shelf Registration Statement on any securities exchange on which the Common Stock is then listed or (ii) authorize for quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ all Shares of Common Stock covered by such Shelf Registration Statement if the Common Stock is then so authorized for quotation.

             (xiv) use its best efforts to cause the disposition of the Transfer

     Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

               (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Shelf Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

              (xvi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Securities Act);

             (xvii) with respect to an underwritten offering, make appropriate officers of the Company available to the selling Holders and underwriters, if any, for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities, PROVIDED, that such officers shall not be required to participate in more than one "road show" in any six-month period; and

            (xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

              (xix) provide promptly to any Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
     Section 15(d) of the Exchange Act.

          (c) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 5(b)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 5(b)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 5(b)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the

Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of the Shelf Registration Statement set forth in Section 3 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

SECTION 6.     REGISTRATION EXPENSES

          (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement required by this Agreement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Common Stock to be issued upon conversion of the Notes and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, to the extent set forth in Section 6(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

          (b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the Holders selling Transfer Restricted Securities pursuant to the "Plan of Distribution" contained in the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

SECTION 7.     INDEMNIFICATION

          (a) The Company agrees to indemnify and hold harmless each Holder, its directors, its officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (each such person being sometimes referred to herein as an "INDEMNIFIED HOLDER"), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any holder or any prospective purchaser of registered Notes or registered shares of Common Stock or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders.

          (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with reference to information relating to such Indemnified Holder furnished in writing to the Company by such Indemnified Holder expressly for use in any Shelf Registration Statement. In no event shall any Indemnified Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Indemnified Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Indemnified Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Indemnified Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), an Indemnified Holder shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Indemnified Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Indemnified Holders, in the case of the parties indemnified pursuant to
Section 7(a), and by the Company, in the case of parties indemnified pursuant to
Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such
reimbursement request.   No indemnifying party shall, without the prior written
consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d)  To the extent that the indemnification provided for in this
Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Indemnified Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company and each Holder and underwriter, if any, agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders and underwriter, if any, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities PLUS (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

SECTION 8.     RULE 144 AND RULE 144A

          The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 9.     UNDERWRITTEN REGISTRATIONS

          (a) If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed).

          No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          (b) Each Holder of Transfer Restricted Securities agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering made pursuant to a Shelf Registration Statement, not to effect any private sale or distribution (including a sale pursuant to Rule 144(k) and Rule 144A, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling persons) of any of the Notes, in the case of an underwritten offering of the Notes, or the Common Stock, in the case of an underwritten offering of shares of Common Stock constituting Transfer Restricted Securities, during the period beginning 10 days prior to, and ending 90 days after, the closing date of such underwritten offering.

          The foregoing provisions of Section 9(b) shall not apply to any Holder of Transfer Restricted Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement.

          (c) If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the underwriters, their controlling persons and their respective officers, directors, employees, representatives and agents, shall be entitled to indemnity (substantially similar to the indemnity set forth in Section 7 of the Agreement) from the Company and the Holders, which indemnity may be set forth in an underwriting agreement.

SECTION 10.    MISCELLANEOUS

          (a) REMEDIES. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 3 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 3 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) NO INCONSISTENT AGREEMENTS. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement (which has not expired or been terminated or waived) granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

          (c) NO PIGGYBACKS ON SHELF REGISTRATION STATEMENT. The Company shall not grant to any of its security holders (other than the holders of Transfer Restricted Securities in such capacity) the right, or permit any of its security holders that have piggyback registration rights, to include any of such securities in any Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.

          (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless (i) in the case of Section 4 hereof and this Section 10(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount (and shares, if applicable) of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates).

          (e) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

          (f) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

     (ii) if to the Company:        Hutchinson Technology Incorporated
                                    40 West Highland Park
                                    Hutchinson, Minnesota  55350
          Telecopier No.:           (320) 587-1810
          Attention:                Wayne M. Fortun

          With a copy (which
          shall not constitute
          notice) to:               Faegre & Benson LLP
                                    2200 Norwest Center
                                    90 South Seventh Street
                                    Minneapolis, Minnesota  55402
          Telecopier No.:           (612) 336-3026
          Attention:                Peggy Steif Abram, Esq.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

          (g) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

          (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          (k) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (l) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                HUTCHINSON TECHNOLOGY INCORPORATED

                                By: /s/ John A. Ingleman
                                    -------------------------------
                                     Name: John A. Ingleman
                                     Title: Vice President and
                                            Chief Financial Officer

NATIONSBANC MONTGOMERY SECURITIES LLC

FIRST CHICAGO CAPITAL MARKETS, INC.

By:  NATIONSBANC MONTGOMERY SECURITIES LLC

By: /s/ David DeRuff
    ------------------------------------
Name:     David DeRuff
Title:    Senior Managing Director